Exhibit 10.5

EQUITY PARTICIPATION AGREEMENT

Equity Participation Agreement made as of the 22 day of February 2013 between DavidsTea Inc. (“Corporation”) and Luis Borgen (“Awardholder”).

RECITALS:

(a)                                 Corporation has adopted an Equity Incentive Plan (the “Plan”) which provides for the granting of Options and Restricted Shares to key Employees (all as defined in the Plan) of Corporation;

(b)                                 Awardholder is an officer of Corporation and will render faithful and efficient service to Corporation in that capacity;

(c)                                  Corporation desires to continue to receive the benefit of die services of Awardholder and to more fully identify his interest with Corporation’s future and success; and

(d)                                 Corporation, acting through its Board, approved the granting of Awards to Awardholder upon the terms and conditions hereinafter provided.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1
DEFINED TERMS

Section 1.01                            Defined Terms

Unless otherwise defined herein, defined terms shall have the meaning ascribed to such terms in the Plan.

For purposes hereby, “Cause” and “Good Reason” shall have the meaning set forth in the Executive Employee Agreement dated April 9, 2012 between the Corporation and Awardholder (the “Employee Agreement”).

ARTICLE 2
GRANT OF OPTIONS

Section 2.01                            Option to Purchase

Corporation hereby grants to Awardholder the number of options set out beside Awardholder’s name in Schedule I attached hereto (“Options”) to purchase from Corporation the number of Shares set out beside Awardholder’s name in Schedule I attached hereto (the “Optioned Shares”) at a price of $1.23 per Share (the “Option Price”), upon the terms and conditions contained herein and in the Plan.  The number of Optioned Shares which may be acquired pursuant to the Options shall be those which vest in accordance with Section 2.03 hereof.

Section 2.02                            Basic Term of Options

Unless earlier terminated in accordance with the Plan, the Options shall no longer be exercisable and shall expire on the seventh (7th) anniversary of the date hereof, unless indicated otherwise on Schedule I attached hereto.

Section 2.03                            Vesting

(a)                                 Subject to the remaining provisions of this Agreement, the Options shall vest in accordance with Schedule I attached hereto, and shall be exercisable to the extent this Option has vested.

In addition, the Options shall vest and become exercisable in full immediately prior to the occurrence of a Trigger Event (including a Trigger Event occurring during the 90 day period following the date of termination of Awardholder’s employment by the Corporation without Cause or by the Awardholder for Good Reason).

(b)                                 Notwithstanding anything to the contrary in the Plan, the right to exercise the Options as to all Optioned Shares that are vested upon termination of Awardholder employment shall terminate on the earlier of (i) the date 12 months after tire date of such termination of employment (ii) the expiration date of the Options pursuant to Sections 2.02 above, and (iii) the Exercise Date (as defined in Section 2.08 below).

(c)                                  Sections 4.3, 7.5 and 9.1 of the Plan shall not apply to the Options or Shares issued upon exercise of the Options.

(d)                                 The Awardholder shall be entitled to cause the Corporation to hold back Shares to satisfy withholding requirements pursuant to Section 12.4 of the Plan.

Section 2.04                            Fair Market Value

Notwithstanding anything to the contrary in the Plan, in the event of a cashless exercise of the Options pursuant to Section 7.4 of the Plan, the fair market value shall be based on an independent valuation done not more than 6 months before such determination by the Board by a qualified independent appraiser.

Section 2.05                            Subject to the Plan

Unless otherwise specified or modified herein, the Options are subject in all respects to the provisions of the Plan and compliance by Awardholder or his legal representative (the “Representative”) with the terms thereof.  A copy of the Plan shall be provided to Awardholder or his Representative upon request from time to time.  Awardholder acknowledges having read a copy of the Plan in effect on the date hereof.

Section 2.06                            Transferability

The Options shall not be assignable or transferable, except in accordance with the terms of the Plan.

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Section 2.07                            Right of a Shareholder

Awardholder shall have no rights as a shareholder with respect to the Optioned Shares until after (i) payment in full of the Option Price for the Optioned Shares for which the Options are being exercised and (ii) the execution by Awardholder of a counterpart to each of the Agreements (if Awardholder is not already a party thereto) and any other agreement reasonably requested by Corporation in order to ensure that upon issuance of the Optioned Shares to Awardholder that Awardholder be bound by the terms and conditions of each of the Agreements.  Awardholder shall have no right as a shareholder with respect to such Optioned Shares until the issuance of such Shares and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such Shares are issued.  Corporation shall issue such Optioned Shares so purchased within ten (10) Business Days after the conditions set out in the first sentence of this paragraph have been met and deliver share certificates in respect of such Optioned Shares as soon as practicable thereafter.

Section 2.08                            Notice of Exercise of Option

Notwithstanding anything to the contrary in the Plan, Corporation shall notify Awardholder in writing at least ten Business Days prior to the occurrence of a Trigger Event The Options shall be exercised in whole or in part upon Awardholder providing not less than two Business Day notice prior to the Trigger Event (the “Exercise Date”) and any Option not exercised by the Exercise Date shall terminate and expire at the end of the day on the Exercise Date.

Section 2.09                            Schedule

Corporation may, from time to time, update Schedule I attached hereto to reflect any change in the number of Options granted, the Option Price or the number of outstanding Options resulting from any expiration or cancellation of Options pursuant to the Plan.

ARTICLE 3
MISCELLANEOUS

Section 3.01                            Severability

If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 3.02                            Governing Law

This Agreement and the Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

(SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

DAVIDSTEA INC.

By:	/s/ Hershel Segal
Hershel Segal

By:	/s/ Thomas G. Sternberg
Thomas G. Sternberg

/s/ Luis Borgen
LUIS BORGEN

SCHEDULE I

OPTIONS

•                              Aggregate Number of Options: 195,086

•                              Number of Shares Issuable Upon the Exercise of Options: 195,086

•                              Vesting: 25% of the Options shall vest on the first anniversary of the date of the Employment Agreement and the remaining 75% shall vest in equal monthly installment over the 36-month period following the first anniversary of the Employment Agreement; provided that, in the event the Awardholder’s employment is terminated by the Corporation without Cause or by the Awardholder for Good Reason prior to the first anniversary of the Employment Agreement, 25% of the Options shall become fully vested, with the remainder being terminated.